Exhibit 99.1

PRELIMINARY FORM OF PROXY FOLEY TRASIMENE ACQUISITION CORP. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON [●], 2021 This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Richard N. Massey and Michael L. Gravelle, and each of them independently, as the P undersigned’s proxies and attorneys-in-fact, each with full power of substitution and revocation, and hereby authorizes and R instructs each to represent and vote, in the manner provided herein, all of the shares of common stock of Foley Trasimene Acquisition Corp. (“FTAC”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of FTAC (the “FTAC O special meeting”) to be held virtually via live webcast at https://www.cstproxy.com/foleytrasimene/sm2021 on [•], 2021 at [•] X Eastern Time, and at any adjournments or postponements thereof. Y THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF THIS PROXY IS SIGNED AND DATED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE C RECOMMENDATION OF THE FTAC BOARD OF DIRECTORS – “FOR” PROPOSAL NO. 1 (THE BUSINESS COMBINATION PROPOSAL), “FOR” EACH OF PROPOSALS NO. 2A, 2B AND 2C (THE FTAC CHARTER AMENDMENT PROPOSALS), “FOR” A PROPOSAL NO. 3 (THE NYSE PROPOSAL), “FOR” EACH OF PROPOSALS NO. 4A, 4B AND 4C (THE GOVERNANCE R PROPOSALS), “FOR” PROPOSAL NO. 5 (THE OMNIBUS INCENTIVE PLAN PROPOSAL), “FOR” PROPOSAL NO. 6 (THE D EMPLOYEE STOCK PURCHASE PLAN PROPOSAL) AND “FOR” PROPOSAL NO. 7 (THE ADJOURNMENT PROPOSAL). The proxies are hereby authorized to vote in their discretion on any such other matters or business that may properly come before the FTAC special meeting, or any adjournment or postponement thereof. THE BOARD OF DIRECTORS OF FTAC RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS SET FORTH HEREIN. It is a condition to the completion of the Business Combination that the Business Combination Proposal, each of the FTAC Charter Amendment Proposals and the NYSE Proposal are approved. (Continued and to be marked, dated and signed on reverse side) SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF FTAC RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE BELOW PROPOSALS

Please mark votes on the below proposals in the following manner: X

Proposal	FOR	AGAINST	ABSTAIN
1. Proposal No. 1 — The Business Combination Proposal — To adopt the Amended and Restated Business Combination Agreement, dated as of April 29, 2021 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Business Combination Agreement"), by and among FTAC, Tempo Holding Company, LLC ("Tempo Holdings"), Alight, Inc. (f/k/a Acrobat Holdings, Inc.) (the "Company"), Acrobat SPAC Merger Sub, Inc. ("FTAC Merger Sub"), Acrobat Merger Sub, LLC ("Tempo Merger Sub"), Acrobat Blocker 1 Corp., Acrobat Blocker 2 Corp., Acrobat Blocker 3 Corp., Acrobat Blocker 4 Corp., Tempo Blocker I, LLC ("Tempo Blocker 1"), Tempo Blocker II, LLC ("Tempo Blocker 2"), Blackstone Tempo Feeder Fund VII, L.P. ("Tempo Blocker 3"), upon its formation and joinder to the Business Combination Agreement, an affiliate and new parent company of New Mountain Partners IV Special (AIV-E), LP ("Tempo Blocker 4") and New Mountain Partners IV Special (AIV-E), LP ("Tempo Blocker 5" and, together with Tempo Blocker 1, Tempo Blocker 2, Tempo Blocker 3 and Tempo Blocker 4, the "Tempo Blockers"), and approve the business combination and other transactions contemplated by the Business Combination Agreement and the other agreements contemplated thereby (collectively, the "Business Combination"), pursuant to which, on the terms and subject to the satisfaction of the conditions set forth in the Business Combination Agreement, among other things, (i) FTAC Merger Sub will merge with and into FTAC, with FTAC being the surviving company in the merger and becoming a subsidiary of the Company and (ii) the Company will, through a series of mergers and related transactions, including the merger of Tempo Merger Sub with and into Tempo Holdings, with Tempo Holdings being the surviving entity in such merger (in its capacity as the surviving entity, "Alight Holdings"), acquire each of the Tempo Blockers as well as a controlling equity interest in (and become the managing member of) Alight Holdings.	☐	☐	☐
2. Proposal No. 2 — The FTAC Charter Amendment Proposals — To approve the following proposals related to the amendment and restatement of the second amended and restated certificate of incorporation of FTAC (the "FTAC Charter").			
a. FTAC Charter Amendment Proposal No. 2A (Adoption of Amended and Restated FTAC Charter): To approve and adopt the third amended and restated certificate of incorporation of FTAC (the "Amended FTAC Charter").	☐	☐	☐
b. FTAC Charter Amendment Proposal No. 2B (Creation of Class C Common Stock): To approve the amendment and restatement of the FTAC Charter to create a new class of Class C common stock of FTAC.	☐	☐	☐
c. FTAC Charter Amendment Proposal No. 2C (Increase in Authorized Shares): To approve the amendment and restatement of the FTAC Charter to increase the number of authorized shares of FTAC from 441,000,000 to 471,000,000 in order to authorize 30,000,000 shares of new FTAC Class C common stock.	☐	☐	☐
3. Proposal No. 3 — NYSE Proposal — To approve (a) all issuances of shares of common stock of the Company (including any securities convertible into or exercisable for common stock of the Company) pursuant to or contemplated by the Business Combination Agreement, (b) the issuance of shares of common stock of FTAC (including any securities convertible into or exercisable for common stock of FTAC) pursuant to certain forward purchase agreements entered into by FTAC, (c) the issuance of shares of Class C common stock of FTAC to Trasimene Capital FT, LP and Bilcar FT, LP (the "Founders") in exchange for the existing private placement warrants held by the Founders, (d) all issuances of shares of Company common stock pursuant to certain subscription agreements entered into by FTAC and the Company in connection with the Business Combination (or that under the Business Combination Agreement may be entered into by FTAC and the Company prior to the completion of the Business Combination) and (e) all issuances of shares of common stock of the Company upon the conversion of shares of any other class of Company common stock or the exchange of any units of Alight Holdings issued in connection with the Business Combination, in each case, for purposes of complying with the applicable listing standards of the New York Stock Exchange, including Section 312.03 of the Listed Company Manual.	☐	☐	☐
4. Proposal No. 4 — The Governance Proposals — To approve, on a non-binding advisory basis, certain governance provisions in the amended and restated certificate of incorporation of the Company (the "Company Charter") that will be in effect upon completion of the Business Combination that reasonably require a separate vote under SEC or NYSE rules:			
a. Governance Proposal No. 4A (Board Classification): To authorize the classification of the board of directors of the Company (the "Company Board") into three classes of directors, with staggered three-year terms of office;	☐	☐	☐
b. Governance Proposal No. 4B (Removal of Directors): To approve changes to the ability of stockholders to remove directors from the Company Board; and	☐	☐	☐
c. Governance Proposal No. 4C (Supermajority Voting Requirements): To approve the adoption of certain supermajority voting requirements in connection with the amendment of certain provisions of the Company Charter and bylaws of the Company.	☐	☐	☐
5. Proposal No. 5 — The Omnibus Incentive Plan Proposal — To approve and adopt the Alight, Inc. 2021 Omnibus Incentive Plan (the "Omnibus Incentive Plan"), which, among other things, provides for the reservation of a number of shares of Company common stock for issuance under the Omnibus Incentive Plan, subject to annual increases in such reserves as provided in the plan.	☐	☐	☐
6. Proposal No. 6 — The Employee Stock Purchase Plan Proposal — To approve and adopt the Alight, Inc. 2021 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), which, among other things, assists eligible employees in acquiring a stock ownership interest in the Company.	☐	☐	☐
7. Proposal No. 7 — The Adjournment Proposal — To adjourn the FTAC special meeting to a later date or dates, if necessary or appropriate, (a) to permit further solicitation and vote of proxies in the event that there are insufficient votes for purposes of obtaining the approval of the Business Combination Proposal, the FTAC Charter Amendment Proposals, the NYSE Proposal, the Governance Proposals, the Omnibus Incentive Plan Proposal or the Employee Stock Purchase Plan Proposal or if otherwise necessary or appropriate in connection with the Business Combination or (b) to ensure that any supplement or amendment to the accompanying proxy statement/prospectus/consent solicitation statement is timely disseminated to FTAC stockholders prior to the FTAC special meeting.	☐	☐	☐

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE PAID ENVELOPE. THIS PROXY WILL BE VOTED IN THE MANNER PROVIDED HEREIN. IF YOU RETURN A SIGNED PROXY BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD "FOR" EACH OF THE PROPOSALS SET FORTH ABOVE. THIS PROXY WILL REVOKE ANY PREVIOUSLY EXECUTED PROXY WITH RESPECT TO THE FTAC SPECIAL MEETING.

Date:________________________________, 2021

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Print Name of Stockholder

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Signature of Stockholder or Authorized Signatory

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Name of Authorized Signatory (if applicable)

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Title of Authorized Signatory (if applicable)

Note: Please sign exactly as your name appears on this proxy. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or as a corporate or other authorized officer, please give title as such.